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                                 EXHIBIT 23.3
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[LETTERHEAD OF SNODGRASS APPEARS HERE]

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Susquehanna Bancshares, Inc. on Form S-4 of our report dated January 30, 1998 (relating to the consolidated financial statements of Cardinal Bancorp, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997) appearing as Appendix A in the Proxy Statement/Prospectus, which is part of Registration Statement No. 333-58373.

We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

/s/ S. R. Snodgrass, A.C.

Wexford, PA
December 14, 1998